SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS
Conference call on Thursday, August 1, 2024, at 8:00 a.m. Central Time.
HOUSTON, Texas, July 31, 2024 . . . Service Corporation International (NYSE: SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter of 2024.
Second Quarter Highlights:
–Revenue grew $20.6 million over the second quarter of 2023
–Earnings per share was $0.81 compared to $0.86 in the second quarter of 2023
–Adjusted earnings per share was $0.79 compared to $0.83 in the second quarter of 2023
–Net cash provided by operating activities was $196.9 million in the current year quarter compared to $144.1 million in the prior year quarter
–Net cash provided by operating activities excluding special items was $219.9 million in the current year quarter compared to $157.4 million in the prior year quarter
–Comparable core preneed funeral sales production increased by $9.7 million, or 4.0%, in the current quarter
–Comparable core funeral sales average grew 1.3% in the current quarter
Tom Ryan, the Company's Chairman and CEO, commented on the second quarter performance:
"Today we reported adjusted earnings per share of $0.79 and net cash provided by operating activities excluding special items of $220 million. Revenue grew $21 million due in part to the performance of the cemetery segment, resulting in slight growth in margins over the prior year quarter. During the latter part of the quarter, we experienced a higher than anticipated decline in funeral services performed, which in light of our high fixed cost structure, impacted our quarterly performance. On a positive note, we generated strong cash flow from operations that met expectations, which allowed us to reinvest and grow our business, as well as return capital to shareholders, through share repurchases and dividends during the quarter.
We believe our long-term growth strategy is on track as we continue to grow revenue, leverage our unparalleled scale, and allocate our capital wisely to enhance shareholder value. I would like to thank our 25,000 associates for their dedicated service to our client families.”
Details of our second quarter 2024 financial results and the unaudited consolidated financial statements can be found in the Appendix at the end of this press release. The table below summarizes our key financial results.

(Dollars in millions, except for per share amounts)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue	$1,034.0	$1,013.4	$2,079.4	$2,042.1
Operating income	$220.8	$233.5	$453.0	$479.1
Net income attributable to common stockholders	$118.2	$132.2	$249.5	$277.0
Diluted earnings per share	$0.81	$0.86	$1.69	$1.80
Earnings excluding special items (1)	$115.9	$126.9	$247.8	$271.8
Diluted earnings per share excluding special items (1)	$0.79	$0.83	$1.68	$1.76
Diluted weighted average shares outstanding	146.8	153.1	147.3	154.2
Net cash provided by operating activities	$196.9	$144.1	$417.0	$363.6
Net cash provided by operating activities excluding special items (1)	$219.9	$157.4	$440.0	$376.9
(1)    Earnings excluding special items, diluted earnings per share excluding special items, and net cash provided by operating activities excluding special items are non-GAAP financial measures. These items are also referred to as "adjusted earnings per share" and "adjusted operating cash flow". A reconciliation from net income attributable to common stockholders, diluted earnings per share, and net cash provided by operating activities in accordance with generally accepted accounting principles in the United States (GAAP) can be found later in this press release under the headings "Cash Flow and Capital Spending" and “Non-GAAP Financial Measures” in the Appendix at the end of this press release.

•Diluted earnings per share was $0.81 in the second quarter of 2024 compared to $0.86 in the second quarter of 2023. The current year quarter was favorably impacted by $1.9 million of net gains on divestitures and impairment charges. The prior year quarter was favorably impacted primarily by $7.0 million of net gains on divestitures and impairment charges. Diluted earnings per share excluding special items was $0.79 in the second quarter of 2024 compared to $0.83 in the second quarter of 2023. Higher cemetery gross profit and a lower share count were more than offset by lower funeral gross profit on lower services performed as well as higher interest expense and a higher tax rate.
•Net cash provided by operating activities grew $52.8 million to $196.9 million in the second quarter of 2024 compared to $144.1 million in the second quarter of 2023. Both the current year and the prior year were impacted by payments related to legal matters that were expensed in 2022 of $23.0 million and $13.3 million, respectively. Net cash provided by operating activities, excluding special items, grew $62.5 million to $219.9 million in the second quarter of 2024 compared

1 Service Corporation International

to $157.4 million in the second quarter of 2023. Expected lower cash tax payments combined with favorable working capital changes, primarily related to strong preneed cash receipts, more than offset an increase in cash interest payments and lower operating income.
OUTLOOK FOR 2024
Our guidance ranges for 2024 detailed below remain the same as previously reported. As the number of funeral services performed during the quarter were below our expectations, we now believe our full year results will be in the lower end of our adjusted earnings per share guidance range of $3.50 to $3.80. However, reflecting the continued strength of our operating cash flow, we want to reiterate the midpoint of our adjusted cash flow from operations guidance range of $900 million to $960 million. The forecast for cash taxes includes the impact of a change in a tax accounting method related to our cemetery segment, which will defer cash taxes into future years. Our outlook for net cash provided by operating activities also excludes special items relating to the payments of certain estimated legal charges of $64.6 million recognized in the fourth quarter of 2022.

(Dollars in millions, except per share amounts)	2024 Outlook
Diluted earnings per share excluding special items (1)	$3.50 - $3.80

Net cash provided by operating activities excluding special items and cash taxes (1)	$935 - $985
Cash taxes expected in 2024 (at the midpoint of Diluted earnings per share guidance)	$25 - $35
Net cash provided by operating activities excluding special items (1)	$900 - $960

Capital improvements at existing field locations	$125
Development of cemetery property	$165
Digital investments and corporate	$35
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$325

(1)Diluted earnings per share excluding special items and net cash provided by operating activities excluding special items are non-GAAP financial measures. We normally reconcile these non-GAAP financial measures from diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis. Our outlook for 2024 excludes the following because this information is not currently available for 2024: Expenses net of insurance recoveries related to weather events and hurricanes, gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and IRS payments and/or refunds, acquisition and integration costs, system implementation and transition costs, and potential costs or cash outflows associated with estimated litigation charges or legal settlements or the recognition of receivables for insurance recoveries associated with litigation, or deferred tax payments. The foregoing items could materially impact our forward-looking diluted earnings per share and/or our net cash provided by operating activities calculated in accordance with GAAP.
CONFERENCE CALL AND WEBCAST
We will host a conference call on Thursday, August 1, 2024, at 8:00 a.m. Central Time. A question and answer session will follow a brief presentation made by management. The conference call dial-in numbers are (866) 605-3851 (US) or (412) 317-6061 (International) with the passcode of 5532566. The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com. A replay of the conference call will be available through August 8, 2024 and can be accessed at (877) 344-7529 (US) or (412) 317-0088 (International) with the passcode of 4764590. Additionally, a replay of the conference call will be available on our website for approximately three months.

2 Service Corporation International

ABOUT SERVICE CORPORATION INTERNATIONAL
Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America's leading provider of funeral, cemetery and cremation services, as well as final-arrangement planning in advance, serving more than 600,000 families each year. Our diversified portfolio of brands provides families and individuals a full range of choices to meet their needs, from simple cremations to full life celebrations and personalized remembrances. Our Dignity Memorial® brand is the name families turn to for professionalism, compassion, and attention to detail that is second to none. At June 30, 2024, we owned and operated 1,490 funeral service locations and 492 cemeteries (of which 306 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia, and Puerto Rico. For more information about Service Corporation International, please visit our website at www.sci-corp.com. For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact: InvestorRelations@sci-us.com
Investors:	Allie O'Connor - Assistant Vice President / Investor Relations	(713) 525-9156
	Trey Bocage - Director / Investor Relations	(713) 525-3454
Media:	Jay Andrew - Assistant Vice President / Corporate Communications	(713) 525-3468

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as “believe,” “estimate,” “project,” “expect,” “anticipate,” “predict,” or other similar words that convey the uncertainty of future events or outcomes. The absence of these words, however, does not mean that the statements are not forward-looking. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf. Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•Our affiliated trust funds own investments in securities, which are affected by market conditions that are beyond our control.
•We may be required to replenish our affiliated funeral and cemetery trust funds to meet minimum funding requirements, which would have a negative effect on our earnings and cash flow.
•Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.
•We may be adversely affected by the effects of inflation.
•Our results may be adversely affected by significant weather events, natural disasters, catastrophic events or public health crises.
•Our credit agreements contain covenants that may prevent us from engaging in certain transactions.
•If we lost the ability to use surety bonding to support our preneed activities, we may be required to make material cash payments to fund certain trust funds.
•Increasing death benefits related to preneed contracts funded through life insurance or annuity contracts may not cover future increases in the cost of providing a price-guaranteed service.
•The financial condition of third-party life insurance companies that fund our preneed contracts may impact our future revenue.
•Unfavorable publicity could affect our reputation and business.
•Our failure to attract and retain qualified sales personnel could have an adverse effect on our business and financial condition.
•We use a combination of insurance, self-insurance, and large deductibles in managing our exposure to certain inherent risks; therefore, we could be exposed to unexpected costs that could negatively affect our financial performance.
•Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future impairments to goodwill and/or other intangible assets.
•Any failure to maintain the security of the information relating to our customers, their loved ones, our associates, and our vendors could damage our reputation, could cause us to incur substantial additional costs and to become subject to litigation, and could adversely affect our operating results, financial condition, or cash flow.
•Our Canadian business exposes us to operational, economic, and currency risks.
•Our level of indebtedness could adversely affect our cash flows, our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and may prevent us from fulfilling our obligations under our indebtedness.
•A failure of a key information technology system or process could disrupt and adversely affect our business.
•The funeral and cemetery industry is competitive.
•If the number of deaths in our markets declines, our cash flows and revenue may decrease. Changes in the number of deaths are not predictable from market to market or over the short term.
•If we are not able to respond effectively to changing consumer preferences, our market share, revenue, and/or profitability could decrease.
•The continuing upward trend in life expectancy and the number of cremations performed in North America could result in lower revenue, operating profit, and cash flows.
•Our funeral and cemetery businesses are high fixed-cost businesses.
•Risks associated with our supply chain could materially adversely affect our financial performance.
•Regulation and compliance could have a material adverse impact on our financial results.
•Unfavorable results of litigation could have a material adverse impact on our financial statements.
•Cemetery burial practice claims could have a material adverse impact on our financial results.
•The application of unclaimed property laws by certain states to our preneed funeral and cemetery backlog could have a material adverse impact on our liquidity, cash flows, and financial results.
•Changes in taxation, or the interpretation of tax laws or regulations, as well as the inherent difficulty in quantifying potential tax effects of business decisions could have a material adverse effect on the results of our operations, financial condition, or cash flows.
For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2023 Annual Report on Form 10-K. Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation and make no undertaking to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us whether as a result of new information, future events, or otherwise.

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SERVICE CORPORATION INTERNATIONAL

APPENDIX: RESULTS FOR THE SECOND QUARTER OF 2024
Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue	$1,034,016	$1,013,414	$2,079,398	$2,042,123
Cost of revenue	(776,101)	(751,946)	(1,547,270)	(1,491,561)
Gross profit	257,915	261,468	532,128	550,562
Corporate general and administrative expenses	(38,998)	(34,921)	(80,323)	(79,081)
Gains on divestitures and impairment charges, net	1,924	6,954	1,240	7,645
Operating income	220,841	233,501	453,045	479,126
Interest expense	(64,384)	(59,476)	(128,736)	(113,392)
Losses on early extinguishment of debt	—	(54)	—	(1,114)
Other income, net	1,725	1,310	4,187	2,519
Income before income taxes	158,182	175,281	328,496	367,139
Provision for income taxes	(39,962)	(42,929)	(79,002)	(89,958)
Net income	118,220	132,352	249,494	277,181
Net income attributable to noncontrolling interests	(54)	(164)	(27)	(230)
Net income attributable to common stockholders	$118,166	$132,188	$249,467	$276,951
Basic earnings per share:
Net income attributable to common stockholders	$0.81	$0.87	$1.71	$1.82
Basic weighted average number of shares	145,297	151,233	145,782	152,174
Diluted earnings per share:
Net income attributable to common stockholders	$0.81	$0.86	$1.69	$1.80
Diluted weighted average number of shares	146,784	153,132	147,348	154,207

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Consolidated Balance Sheet (Unaudited)

(Dollars in thousands, except share amounts)
	June 30, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$184,431	$221,557
Receivables, net	87,073	97,939
Inventories	33,402	33,597
Income tax receivable	72,886	122,183
Other	32,814	23,010
Total current assets	410,606	498,286
Preneed receivables, net and trust investments	6,470,228	6,191,912
Cemetery property	2,066,038	2,020,846
Property and equipment, net	2,497,141	2,480,099
Goodwill	2,007,695	1,977,186
Deferred charges and other assets, net	1,289,452	1,247,830
Cemetery perpetual care trust investments	2,039,659	1,939,241
Total assets	$16,780,819	$16,355,400

LIABILITIES & EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$656,710	$685,759
Current maturities of long-term debt	85,982	63,341
Total current liabilities	742,692	749,100
Long-term debt	4,688,655	4,649,155
Deferred revenue, net	1,711,981	1,703,509
Deferred tax liability	645,585	638,106
Other liabilities	480,849	464,935
Deferred receipts held in trust	4,939,678	4,670,884
Care trusts’ corpus	2,031,689	1,938,238
Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 149,017,073 and 148,297,042 shares issued, respectively, and 144,537,780 and 146,323,340 shares outstanding, respectively	144,538	146,323
Capital in excess of par value	945,646	937,596
Retained earnings	436,896	432,454
Accumulated other comprehensive income	12,498	24,891
Total common stockholders’ equity	1,539,578	1,541,264
Noncontrolling interests	112	209
Total equity	1,539,690	1,541,473
Total liabilities and equity	$16,780,819	$16,355,400

6 Service Corporation International

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)	Six months ended June 30,
	2024	2023
Cash flows from operating activities:
Net income	$249,494	$277,181
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on early extinguishment of debt	—	1,114
Depreciation and amortization	101,856	92,758
Amortization of intangibles	8,627	9,356
Amortization of cemetery property	46,336	48,036
Amortization of loan costs	3,519	3,408
Provision for expected credit losses	7,644	3,389
Provision for deferred income taxes	7,553	8,410
Gains on divestitures and impairment charges, net	(1,240)	(7,645)
Share-based compensation	7,966	8,149
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	7,296	11,112
Decrease (increase) in other assets	15,969	(36,303)
Decrease in payables and other liabilities	(15,484)	(31,266)
Effect of preneed sales production and maturities:
Increase in preneed receivables, net and trust investments	(124,609)	(114,106)
Increase in deferred revenue, net	53,342	82,457
Increase in deferred receipts held in trust	48,731	7,593
Net cash provided by operating activities	417,000	363,643
Cash flows from investing activities:
Capital expenditures	(175,878)	(177,007)
Business acquisitions, net of cash acquired	(38,490)	(39,424)
Real estate acquisitions	(22,151)	(17,434)
Proceeds from divestitures and sales of property and equipment	11,339	20,547
Payments for Company-owned life insurance policies	(2,831)	(7,898)
Proceeds from Company-owned life insurance policies and other	2,000	10,119
Other investing activities	(9,814)	—
Net cash used in investing activities	(235,825)	(211,097)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	296,137	573,433
Debt issuance costs	—	(7,471)
Scheduled payments of debt	(11,665)	(10,573)
Early payments and extinguishment of debt	(225,000)	(385,973)
Principal payments on finance leases	(18,213)	(17,126)
Proceeds from exercise of stock options	17,859	14,564
Purchase of Company common stock	(176,417)	(252,116)
Payments of dividends	(87,328)	(81,987)
Bank overdrafts and other	(10,536)	(14,350)
Net cash used in financing activities	(215,163)	(181,599)
Effect of foreign currency	(2,665)	1,330
Net decrease in cash, cash equivalents, and restricted cash	(36,653)	(27,723)
Cash, cash equivalents, and restricted cash at beginning of period	224,761	204,524
Cash, cash equivalents, and restricted cash at end of period	$188,108	$176,801

7 Service Corporation International

Consolidated Segment Results
(See definitions of revenue line items later in this appendix.)

(Dollars in millions, except funeral services performed and average revenue per service)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Consolidated funeral:
Atneed revenue	$283.4	$288.6	$598.7	$601.9
Matured preneed revenue	178.6	175.7	368.7	361.4
Core revenue	462.0	464.3	967.4	963.3
Non-funeral home revenue	22.9	20.5	46.6	41.7
Non-funeral home preneed sales revenue	29.1	35.9	58.2	77.1
Core general agency and other revenue	51.8	44.7	98.3	93.0
Total revenue	$565.8	$565.4	$1,170.5	$1,175.1

Gross profit	$100.4	$115.5	$232.3	$265.0
Gross profit percentage	17.7%	20.4%	19.8%	22.6%

Funeral services performed	86,031	87,070	180,397	183,275
Average revenue per service	$5,636	$5,568	$5,621	$5,484

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Consolidated cemetery:
Atneed property revenue	$35.3	$33.6	$70.3	$70.4
Atneed merchandise and service revenue	72.4	74.3	147.1	147.8
Total atneed revenue	107.7	107.9	217.4	218.2
Recognized preneed property revenue	225.1	219.7	424.8	411.4
Recognized preneed merchandise and service revenue	100.0	89.9	198.3	176.0
Total recognized preneed revenue	325.1	309.6	623.1	587.4
Core revenue	432.8	417.5	840.5	805.6
Other cemetery revenue	35.4	30.5	68.4	61.4
Total revenue	$468.2	$448.0	$908.9	$867.0

Gross profit	$157.5	$145.9	$299.8	$285.6
Gross profit percentage	33.6%	32.6%	33.0%	32.9%

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Comparable Funeral Results
The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2024 and 2023. We consider comparable funeral operations to be those businesses owned for the entire period beginning January 1, 2023 and ending June 30, 2024.

(Dollars in millions, except average revenue per service and average revenue per contract sold)	Three months ended June 30,
	2024	2023	Var	%
Comparable funeral revenue:
Atneed revenue (1)	$278.7	$287.0	$(8.3)	(2.9)%
Matured preneed revenue (2)	177.0	175.3	1.7	1.0%
Core revenue (3)	455.7	462.3	(6.6)	(1.4)%
Non-funeral home revenue (4)	22.2	20.5	1.7	8.3%
Non-funeral home preneed sales revenue (5)	28.9	35.9	(7.0)	(19.5)%
Core general agency and other revenue (6)	51.3	44.5	6.8	15.3%
Total comparable revenue	$558.1	$563.2	$(5.1)	(0.9)%

Comparable gross profit	$99.4	$115.8	$(16.4)	(14.2)%
Comparable gross profit percentage	17.8%	20.6%	(2.8)%

Comparable funeral services performed:
Atneed	44,864	47,081	(2,217)	(4.7)%
Matured preneed	26,072	25,807	265	1.0%
Total core	70,936	72,888	(1,952)	(2.7)%
Non-funeral home	13,703	13,920	(217)	(1.6)%
Total comparable funeral services performed	84,639	86,808	(2,169)	(2.5)%
Comparable core cremation rate	56.9%	56.3%	0.6%
Total comparable cremation rate (7)	63.8%	63.2%	0.6%

Comparable funeral average revenue per service:
Atneed	$6,212	$6,096	$116	1.9%
Matured preneed	6,789	6,793	(4)	(0.1)%
Total core	6,424	6,343	81	1.3%
Non-funeral home	1,620	1,473	147	10.0%
Total comparable average revenue per service	$5,646	$5,562	$84	1.5%

Comparable funeral preneed sales production:
Total preneed sales	$326.5	$319.2	$7.3	2.3%
Core contracts sold	38,854	38,597	257	0.7%
Non-funeral home contracts sold	24,323	25,083	(760)	(3.0)%
Core average revenue per contract sold	$6,489	$6,279	$210	3.3%
Non-funeral home average revenue per contract sold	$3,060	$3,061	$(1)	—%
(1)Atneed revenue represents merchandise and services sold and delivered or performed once death has occurred.
(2)Matured preneed revenue represents merchandise and services sold on a preneed contract through our core funeral homes, which have been delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of merchandise and services sold on an atneed contract or preneed contract, which were delivered or performed once death has occurred through our core funeral homes.
(4)Non-funeral home revenue represents services sold on a preneed or atneed contract through one of our non-funeral home sales channels (e.g. SCI Direct) and performed once death has occurred.
(5)Non-funeral home preneed sales revenue represents travel protection, net and merchandise sold on a preneed contract that is delivered before death has occurred and general agency revenue from our non-funeral home sales channel.
(6)Core general agency and other revenue primarily comprises core general agency revenue, which is commissions we receive from third-party insurance companies for life insurance policies sold to preneed customers for the purpose of funding preneed arrangements and core travel protection preneed sales, net.
(7)Total comparable cremation rate includes the impact of cremation services through our non-funeral sales channel (e.g. SCI Direct).

9 Service Corporation International

•Total comparable funeral revenue decreased by $5.1 million, or 0.9%, as declines of $6.6 million in core funeral revenue and $7.0 million in non-funeral home preneed sales revenue were partially offset by a $6.8 million increase in core general agency revenue and other revenue.
•Core funeral revenue decreased by $6.6 million, or 1.4%, primarily due to a 2.7% decrease in core funeral services performed partially offset by a favorable 1.3% increase in core average revenue. The core cremation rate increased 60 basis points to 56.9%.
•Non-funeral home preneed sales revenue decreased by $7.0 million, or 19.5%, primarily due to operational changes in certain markets with respect to timing of merchandise deliveries. This decrease is partially offset by an increase in general agency revenue as we continue to shift from trust-funded to insurance-funded contracts.
•Core general agency and other revenue grew $6.8 million, primarily due to increased core general agency revenue from higher comparable core preneed funeral insurance production.
•Comparable funeral gross profit decreased by $16.4 million to $99.4 million and the gross profit percentage decreased 280 basis points from 20.6% to 17.8%. This decrease is primarily due to the decline in revenue described above and the timing of incentive compensation costs compared to the prior year quarter.
•Comparable preneed funeral sales production increased by $7.3 million, or 2.3%, in the second quarter of 2024 compared to 2023. Core preneed sales production increased by $9.7 million, or 4.0%, primarily due to higher contract velocity and sales average. Non-funeral home preneed sales production decreased $2.4 million due to a decline in contract velocity.
Comparable Cemetery Results
The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2024 and 2023. We consider comparable cemetery operations to be those businesses owned for the entire period beginning January 1, 2023 and ending June 30, 2024.

(Dollars in millions)	Three months ended June 30,
	2024	2023	Var	%
Comparable cemetery revenue:
Atneed property revenue	$35.1	$33.6	$1.5	4.5%
Atneed merchandise and service revenue	72.2	74.3	(2.1)	(2.8)%
Total atneed revenue (1)	107.3	107.9	(0.6)	(0.6)%
Recognized preneed property revenue	216.9	219.5	(2.6)	(1.2)%
Recognized preneed merchandise and service revenue	99.8	89.7	10.1	11.3%
Total recognized preneed revenue (2)	316.7	309.2	7.5	2.4%
Core revenue (3)	424.0	417.1	6.9	1.7%
Other revenue (4)	35.5	30.5	5.0	16.4%
Total comparable revenue	$459.5	$447.6	$11.9	2.7%

Comparable gross profit	$151.1	$146.0	$5.1	3.5%
Comparable gross profit percentage	32.9%	32.6%	0.3%

Comparable cemetery preneed and atneed sales production:
Property	$251.1	$268.9	$(17.8)	(6.6)%
Merchandise and services	201.9	193.2	8.7	4.5%
Discounts and other	(0.3)	(4.8)	4.5	93.8%
Preneed and atneed sales production	$452.7	$457.3	$(4.6)	(1.0)%

Preneed sales production	$346.5	$353.3	$(6.8)	(1.9)%
Recognition rate (5)	93.7%	91.2%
(1)Atneed revenue represents property, merchandise, and services sold and delivered or performed once death has occurred.
(2)Recognized preneed revenue represents property, merchandise, and services sold on a preneed contract, which were delivered or performed as well as the related merchandise and service trust fund income.
(3)Core revenue represents the sum of property, merchandise, and services that have been delivered or performed as well as the related merchandise and service trust fund income.
(4)Other revenue is primarily related to endowment care trust fund income, royalty income, and interest and finance charges earned from customer receivables on preneed installment contracts.
(5)Represents the ratio of current period core revenue stated as a percentage of current period preneed and atneed sales production.

10 Service Corporation International

•Total comparable cemetery revenue increased $11.9 million, or 2.7%, in the second quarter of 2024 compared to the second quarter of 2023. The increase was primarily due to higher core revenue of $6.9 million and higher other revenue of $5.0 million.
•Core revenue was higher by $6.9 million primarily as a result of a $7.5 million increase in total recognized preneed revenue, mainly due to the growth in recognized merchandise and service preneed revenue.
•Other revenue was higher by $5.0 million, or 16.4%, compared to the prior year quarter primarily from an increase in endowment care trust fund income related to the expansion of our total return investment strategy in certain states.
•Comparable cemetery gross profit increased $5.1 million to $151.1 million and the gross profit percentage increased 30 basis points to 32.9%. The growth is related to the higher revenue mentioned above somewhat offset by higher maintenance costs and the timing of incentive compensation costs versus the prior year quarter.
•Comparable preneed cemetery sales production decreased $6.8 million, or 1.9%, primarily due to a decline in large sales, partially offset by a modest increase in core preneed cemetery sales production.
Other Financial Results
•Corporate general and administrative expenses increased by $4.1 million to $39.0 million in the second quarter of 2024 compared to the second quarter of 2023. The increase was primarily related to the timing of incentive compensation costs versus the prior year quarter.
•Interest expense increased $4.9 million to $64.4 million in the second quarter of 2024 primarily due to higher balances combined with a slightly higher interest rate quarter over quarter on our floating rate debt.
•The GAAP effective income tax rate for the second quarter of 2024 was 25.3%, up from 24.5% in the prior year quarter. Our adjusted effective tax rate was 25.8% in the second quarter of 2024 compared to 24.5% in the prior year quarter. The higher effective tax rate in the current period was primarily due to lower excess tax benefits recognized on the settlement of employee share-based awards.
Cash Flow and Capital Spending

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Net cash provided by operating activities	$196.9	$144.1	$417.0	$363.6
Payments for certain legal matters	23.0	13.3	23.0	13.3
Net cash provided by operating activities excluding special items	$219.9	$157.4	$440.0	$376.9
Cash taxes included in net cash provided by operating activities	$10.0	$70.4	$11.8	$75.9
Net cash provided by operating activities excluding special items grew $62.5 million to $219.9 million in the second quarter of 2024 compared to $157.4 million in the second quarter of 2023, primarily from expected lower cash tax payments of $60.4 million. Favorable working capital of $18.2 million, including higher cash receipts from installment payments on preneed cemetery and funeral contracts, more than offset lower operating income of $12.7 million and higher cash interest payments of $3.4 million during the quarter.

(Dollars in millions)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Capital improvements at existing field locations	$29.4	$31.8	$54.3	$54.6
Development of cemetery property	39.9	38.0	78.6	71.0
Digital investments and corporate	17.6	20.5	24.5	34.7
Total maintenance, cemetery development, and other capital expenditures (Maintenance capital expenditures)	$86.9	$90.3	$157.4	$160.3
Growth capital expenditures/construction of new funeral service locations	9.2	8.8	18.5	16.7
Total capital expenditures	$96.1	$99.1	$175.9	$177.0
Total capital expenditures decreased in the current quarter by $3.0 million, primarily due to lower spend on digital investments and capital improvements at existing field locations. In the prior year, we increased spend in our digital investments as we began the development of certain projects to support preneed sales growth and optimize the customer experience. As indicated in our annual guidance, we anticipate less spend in 2024 for digital investments and corporate capital expenditures.

11 Service Corporation International

Trust Fund Returns
Total trust fund returns include realized and unrealized gains and losses and dividends and are shown gross without netting of certain fees. A summary of our consolidated trust fund returns as of June 30, 2024 is set forth below:

	Three Months	Six Months
Preneed funeral	0.8%	6.5%
Preneed cemetery	0.8%	6.7%
Cemetery perpetual care	0.8%	6.0%
Combined trust funds	0.8%	6.4%
Non-GAAP Financial Measures
Earnings excluding special items and diluted earnings per share excluding special items shown above are non-GAAP financial measures. We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and years, and better reflect the performance of our core operations, as they are not influenced by certain income or expense items not affecting operations. We also believe these measures help facilitate comparisons to our competitors' operating results.
Set forth below is a reconciliation of our reported net income attributable to common stockholders to earnings excluding special items and our GAAP diluted earnings per share to diluted earnings per share excluding special items. We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(Dollars in millions, except diluted EPS)	Three months ended June 30,
	2024		2023
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$118.2	$0.81	$132.2	$0.86
Pre-tax reconciling items:
(Gains) on divestitures and impairment charges, net	(1.9)	(0.01)	(7.0)	(0.05)
Losses on early extinguishment of debt	—	—	0.1	—
Tax reconciling items:
Tax effect from significant items	0.5	—	1.9	0.02
Change in uncertain tax reserves and other	(0.9)	(0.01)	(0.3)	—
Earnings excluding special items and diluted earnings per share excluding special items	$115.9	$0.79	$126.9	$0.83

Diluted weighted average shares outstanding		146.8		153.1

(Dollars in millions, except diluted EPS)	Six months ended June 30,
	2024		2023
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$249.5	$1.69	$277.0	$1.80
Pre-tax reconciling items:
(Gains) on divestitures and impairment charges, net	(1.2)	(0.01)	(7.6)	(0.05)
Losses on early extinguishment of debt	—	—	1.1	0.01
Tax reconciling items:
Tax effect from significant items	0.4	—	1.8	—
Change in uncertain tax reserves and other	(0.9)	—	(0.5)	—
Earnings excluding special items and diluted earnings per share excluding special items	$247.8	$1.68	$271.8	$1.76

Diluted weighted average shares outstanding		147.3		154.2

12 Service Corporation International